                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C, 20549

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                 April 18, 1994
________________________________________________________________________________



                        GREYHOUND FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                       1-7543                         94-1278569
________________________________________________________________________________
(State or Other Jurisdiction        (Commission                 (I.R.S. Employer
     of Incorporation)              File Number)             Identification No.)



DIAL CORPORATE CENTER, PHOENIX, ARIZONA                                    85077
________________________________________________________________________________
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:                 602/207-6900
                                                   _____________________________

Item 5.          Other Events.


       Greyhound Financial Corporation, the principal operating company of GFC Financial Corporation, announced on April 18, 1994 revenues, net income and selected financial data and ratios for the first quarter of 1994 (unaudited).

       A copy of the press release issued by GFC Financial Corporation is attached as Exhibit 28 to this report.


Item 7.          Financial Statements and Exhibits.

                 (c)      Exhibits.

                       Exhibit                                 Title
                 -----------------         -----------------------------------------------------------
                          28               Press Release of Greyhound Financial Corporation
                                           dated April 18, 1994





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                        GREYHOUND FINANCIAL CORPORATION

                                  (Registrant)



Dated:  April 19, 1994    By               /s/   Bruno A. Marszowski
                            ____________________________________________________
                            Bruno A. Marszowski, Vice President - Controller Principal Financial Officer/Authorized Officer





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
                                                                      EXHIBIT 28





                 Nancy Archer                                    4/18/94
                 602/ 207-2821


           THESE ARE THE EARNINGS FOR GREYHOUND FINANCIAL CORPORATION

             THE PRINCIPAL SUBSIDIARY OF GFC FINANCIAL CORPORATION

                 WHOSE EARNINGS WERE RELEASED ON APRIL 14, 1994

                        GREYHOUND FINANCIAL CORPORATION

                      ANNOUNCES FIRST QUARTER 1994 RESULTS



PHOENIX, Arizona, April 18, 1994 -- Greyhound Financial Corporation ("GFC" or the "Company") today reported net income for the quarter ended March 31, 1994.
         Net income for the first quarter of 1994 was $11.6 million compared to $8.6 million for the comparable period in 1993 (a 36% improvement). The 1994 results included income from Ambassador Factors, the factoring and asset based lending company acquired from Fleet Financial Group, Inc. on February 14, 1994.
         Sam Eichenfield, President and Chief Executive Officer of GFC, said, "The acquisition of the Asset Based Finance group in the first quarter of 1993 and the acquisition of Ambassador Factors in the first quarter of 1994 complement the Company's core operations and have contributed to the growth in funds employed and the resulting improved performance. The pending acquisition of TriCon Capital Corporation ("TriCon"), which was announced on March 4, 1994, will further diversify GFC's asset base and expand our focus on value-added products and services." TriCon is a $1.8 billion niche-oriented provider of commercial and equipment financing products.
         Eichenfield added that portfolio quality remains consistent with nonearning assets at 3.8% of funds employed after adding Ambassador, which typically has a higher nonearning asset level (4.2% of its funds employed at March 31, 1994), up slightly from 3.6% reported at year end.





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
         Interest earned from financing transactions increased to $72.0 million in the first quarter of 1994 from $58.3 million for the first quarter of 1993, an increase of 24%. This rise in interest earned was driven by a 27% increase in funds employed during the twelve months ended March 31, 1994 resulting from $1.1 billion of new business being added by the core finance operations during that period and the acquisition of Ambassador Factors.
         The improvement in earnings for the 1994 quarter primarily was due to the increase in interest margins earned which advanced to $38.1 million for the first quarter of 1994 from $27.7 million for the same period in 1993. The higher interest margins, which equate to a 5.6% annualized return on average earning assets compared to 5.0% for the first quarter of 1993, were attributable to the growth of the portfolio, a lower effective cost of debt in 1994 and higher fee income principally generated by Ambassador Factors. The strong improvement in interest margins was more than enough to offset the $2 million reduction in gains on sale of assets, higher provisions for possible credit losses and the higher selling, administrative and other operating ("operating") expenses.
         The higher operating expenses primarily consisted of higher personnel costs attributable in part to the acquisitions of the Asset Based Finance group in February 1993 and Ambassador Factors in February 1994.
         Income taxes were higher due to higher tax rates in effect during the first quarter of 1994 and to higher income before taxes.
         Finally, Eichenfield noted that on March 28, 1994 the Company filed a new shelf Registration Statement with the Securities and Exchange Commission for the sale of up to $1.0 billion of Senior Debt Securities.
         Greyhound Financial Corporation is a major domestic commercial finance company that extends secured financing in selected markets: corporate finance, transportation, communications, commercial real estate and resort finance. Greyhound Financial also provides asset based lending, consumer rediscounting and factoring.





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                        GREYHOUND FINANCIAL CORPORATION
                         AND CONSOLIDATED SUBSIDIARIES
                         SUMMARY OF CONSOLIDATED INCOME
                                  (UNAUDITED)
                             (Dollars in Thousands)

                                                             Three Months Ended
                                                                 March 31,
                                                      -------------------------------
                                                           1994             1993
                                                      -------------------------------
      Interest earned from financing transactions     $       72,004   $       58,262
      Interest expense                                        33,862           30,568
                                                      --------------   --------------

      Interest margins earned                                 38,142           27,694
      Provision for possible credit losses                     3,250            2,701

      Gains on sale of assets                                      3            2,061

      Selling, administrative and other operating
       expenses                                               16,241           13,638
                                                      --------------   --------------
      Income before income taxes                              18,654           13,416

      Income taxes                                             7,058            4,871
                                                      --------------   --------------
      Net Income                                      $       11,596   $        8,545
                                                      ==============   ==============




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                        GREYHOUND FINANCIAL CORPORATION
          SELECTED CONSOLIDATED FINANCIAL DATA AND RATIOS (UNAUDITED)
                             (Dollars in Thousands)


                                                            Three Months Ended                  Year Ended
                                                                   or at                           or at
                                                                 March 31,                     December 31,
                                                      ---------------------------------      ------------------
                                                         1994 (1)           1993                   1993
                                                      ---------------------------------      ------------------
 FINANCIAL DATA:
  Average funds employed (AFE)                        $    3,059,227   $    2,535,689        $      2,666,208
  Ending funds employed (EFE)                              3,271,882        2,585,534               2,846,571
  Average earning assets (2)                               2,723,183        2,228,493               2,350,019
  Nonaccruing assets                                         122,707          100,568                 102,607
  Reserve for possible credit losses                          73,057           70,272                  64,280
  Total debt                                               2,513,631        2,016,846               2,082,350
  Stockholder's equity                                       392,823          330,245                 345,291
  New business                                               254,701          173,935               1,007,794
  Write-offs                                                   5,106            2,937                  12,575

 RATIOS:

   Write-offs (annualized) as a % of AFE                        0.7%             0.5%                    0.5%
  Nonaccruing assets as a % of EFE                              3.8%             3.9%                    3.6%
  Reserve for possible credit losses
   as a % of:
    Ending funds employed                                       2.2%             2.7%                    2.3%
    Nonaccruing assets                                         59.5%            69.9%                   62.6%
  Interest margins earned (annualized ) as
   a % of average earning assets (2)                            5.6%             5.0%                    5.2%
  Selling, administrative and other operating
    expenses as a % of interest margins
    earned                                                     42.6%            49.2%                   47.5%
  Total debt to equity                                           6.4              6.1                     6.0

____________
(1) Includes financial data from Ambassador for the first quarter ended and at March 31, 1994.
(2) Average earning assets are net of average deferred taxes on leveraged leases and average nonaccruing assets for the periods presented.





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